SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C., 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported) June 29, 2004

                           THE BRALORNE MINING COMPANY
             (Exact name of registrant as specified in its charter)

     NEVADA                     0-25707                       91-1948355
(State  or  other       (Commission  File  No.)             (IRS  Employee
   jurisdiction                                             Identification
of  incorporation)                                              Number)


     1120  Sunnyside  Road,  Kelowna,  B.C.,  Canada          V1Z  2O8
     (Address  of  principal  executive  offices)          (Postal  Code)

                                  250-769-5800
              (Registrant's telephone number, including area code)

ITEM  6.  RESIGNATION  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     On June 27, 2004, Kirk R.Reed resigned as a Director of The Bralorne Mining Company.

     On June 29, 2004, the Board of Directors appointed Yenyou Zheng, Michael Liu and Jeffrey Ma as directors of The Bralorne Mining Company.

     Subsequent  to  the new Directors being appointed, on June 29, 2004, Lucien
R. Paquette resigned as Chief Financial Officer, Secretary Treasurer and Director. Effective the same date, Rene Bernard resigned as Chief Executive Officer, President and Director.

     The Board of Directors appointed Yenyou Zheng as President of the Company and Michael Liu as Secretary Treasurer of the Company on June 29, 2004.


/s/  "Yenyou  Zheng"
--------------------
Yenyou  Zheng
President  and  Director

Dated:   July  20,  2004


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